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                                                                    Exhibit 23.3


                         CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the inclusion in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-4 of our report dated July 10, 1997, except for notes 12, 18, 19 and 20 which are as at December 5, 1997, relating to the consolidated financial statements of iSTAR internet inc. as of May 31, 1997 and 1996 and for each of the two years in the period ended May 31, 1997. We also consent to the reference to our firm under the heading "Experts" in the Prospectus.

/s/ KPMG LLP
Chartered Accountants

Ottawa, Canada
February 11, 1999